News Release

Unisys Announces 4Q18 and Full-Year 2018 Results; Full-Year Total Company Revenue Grows for First Time Since 2003, Company Achieves or Exceeds Guidance on All Guided Metrics

2018:
•Total revenue grew 3.0 percent year over year; Total non-GAAP adjusted revenue(5) grew 80 basis points year over year
•Services revenue grew 2.5 percent year over year; Services non-GAAP adjusted revenue grew 2.1 percent year over year
•Services backlog(4) was up 13 percent year over year to $4.8 billion, the second-consecutive year of growth in year-end backlog
•Company achieved or exceeded guidance for all guided metrics for the third-consecutive year, since reinstating providing guidance three years ago
•Net income increased to $75.5 million versus a net loss of $65.3 million in 2017; Adjusted EBITDA(11) margin expanded to 15.3 percent, up 50 basis points year over year
•Diluted earnings per share was $1.30 versus a diluted loss per share of $1.30 in 2017; non-GAAP diluted earnings per share(12) was $1.95 versus $2.49 in 2017 (year-over-year decline driven principally by unusually high tax benefits in 2017)

BLUE BELL, Pa., February 12, 2019 – Unisys Corporation (NYSE: UIS) today reported fourth-quarter and full-year 2018 financial results. “We are pleased to have grown revenue for the full year 2018 for the first time since 2003. Our results were driven by our strategy of a focused industry go-to-market approach and using security to differentiate our offerings,” said Unisys Chairman, President and CEO Peter A. Altabef. “Our expertise in cloud migration and infrastructure modernization and managed digital workplace services which contributed to our growth in 2018, is aligned with ongoing market demand for these services.”

Summary of Full-Year 2018 Business Results
Company:
Revenue grew 3.0 percent year over year as reported and on a constant-currency(3) basis to $2.83 billion, marking the first full year of revenue growth since 2003. Non-GAAP adjusted revenue was up 80 basis points year over year to $2.76 billion.

Operating profit margin expanded 660 basis points year over year to 10.1 percent. Non-GAAP operating profit(6) margin expanded 20 basis points year over year to 8.9 percent, even with lower Technology revenue year over year, as expected due to a lighter ClearPath Forward® renewal schedule.

Net income for 2018 was $75.5 million, versus a net loss of $65.3 million in 2017. Diluted earnings per share was $1.30, versus a diluted loss per share of $1.30 in 2017. Non-GAAP diluted earnings per share was $1.95 versus $2.49 in the prior year. 2017 included tax benefits of $50.4 million, or $0.69 per diluted share, driven by unusually high tax credits, principally related to the enactment of the Tax Cut and Jobs Act.

Adjusted EBITDA for 2018 increased 4.3 percent to $422.5 million, and Adjusted EBITDA margin expanded to 15.3 percent, up 50 basis points year over year.

2018 operating cash flow was $73.9 million versus $166.4 million in 2017. 2018 adjusted free cash flow(14) was $62.0 million, versus $210.8 million in 2017. Adjusted free cash flow was expected to decline year over year due in part to outperformance on this metric in 2017. However, the year-over-year decline was larger than expected, largely driven by increased capital expenditures related to new public sector deals and timing of cash collection due to the U.S. Federal Government shutdown, and was impacted by working capital at the company’s UK-based check-processing joint venture.

2018 Total Contract Value(1) (or “TCV”) grew 27 percent year over year, and new business TCV grew 51 percent.

Services:
2018 Services revenue grew 2.5 percent year over year (or 2.4 percent in constant-currency) to $2.39 billion, marking the first full year of revenue growth for the segment since 2006. Services non-GAAP adjusted revenue grew 2.1 percent year over year to $2.38 billion. Services backlog grew 13 percent year over year to end 2018 at $4.8 billion, representing the second-consecutive year of growth in year-end backlog. New Services contracts in implementation stage can impact margins, as costs are incurred ahead of revenue being recognized, and this was the case during 2018. As a result, Services gross profit margin was 16.0 percent, down 80 basis points year over year, and Services operating profit margin was 2.8 percent, flat year over year. Non-GAAP adjusted Services gross profit(7) margin was 15.6 percent, down 120 basis points year over year, and non-GAAP adjusted Services operating profit(8) margin was 2.4 percent, down 40 basis points year over year.

Technology:
2018 Technology revenue was $438.7 million, up 6.1 percent year over year (or 6.5 percent in constant currency). Non-GAAP adjusted Technology revenue for 2018 was $385.7 million, down 6.7 percent year over year, as expected due to the ClearPath Forward renewal schedule. Technology gross profit margin for 2018 expanded 1000 basis points year over year to 69.4 percent. Technology operating profit margin was up 1250 basis points year over year to 51.3 percent. Non-GAAP adjusted Technology gross profit(9) margin for 2018 expanded 600 basis points year over year to 65.4 percent. Non-GAAP adjusted Technology operating profit(10) margin was up 620 basis points year over year to 45.0 percent. Due to this margin expansion (which was largely driven by a revenue mix that was more software than hardware), non-GAAP adjusted Technology operating profit grew year over year, despite lower non-GAAP adjusted Technology revenue.

Summary of Fourth-Quarter 2018 Business Results
Company:
Revenue grew 2.2 percent year over year to $760.9 million (up 4.8 percent in constant-currency). Non-GAAP adjusted revenue was up 1.3 percent year over year to $754.6 million.

Operating profit margin was 9.5 percent, down 150 basis points year over year. Non-GAAP operating profit margin was 11.9 percent, down 400 basis points year over year. These margin declines were largely due to a lighter Technology renewal schedule and were also impacted by new business in implementation stage in Services.

Net income for the fourth quarter was $25.0 million, versus $50.5 million in the fourth quarter of 2017. Diluted earnings per share was $0.41, versus $0.76 in the fourth quarter of 2017. Non-GAAP diluted earnings per share was $0.97 versus $1.75 in the prior-year period. The fourth quarter of 2017 included tax benefits of $29.3 million, or $0.41 per diluted share, driven by unusually high tax credits, principally related to the enactment of the Tax Cut and Jobs Act.

Adjusted EBITDA for the fourth quarter was $134.5 million, and Adjusted EBITDA margin was 17.8 percent, both down year over year due to the same issues that impacted non-GAAP operating profit margin.

Fourth quarter operating cash flow was $151.3 million versus $202.7 million in the fourth quarter 2017. Fourth quarter adjusted free cash flow was $123.8 million, versus $207.4 million in the fourth quarter of 2017, largely driven by timing of cash collection due to the U.S. Federal Government shutdown and working capital at the company’s check-processing joint venture, as noted above. At December 31, 2018, the company had $605 million in cash and cash equivalents.

TCV was down 49 percent year over year in the fourth quarter, and new business TCV was down 51 percent, due to uncharacteristically high growth of these metrics in the fourth quarter of 2017.

Services:
Services revenue grew 5.6 percent year over year (or 8.3 percent in constant-currency) to $625.5 million, marking the third-consecutive quarter of revenue growth for the segment. Services non-GAAP adjusted revenue grew 4.5 percent year over year to $619.2 million. As was the case for the full year 2018, new Services contracts in implementation stage also impacted the fourth quarter of 2018. Services gross profit margin was 15.0 percent, down 310 basis points year over year, and Services operating profit margin was 2.1 percent, down 270 basis points year over year. Non-GAAP adjusted Services gross profit margin was 14.1 percent, down 400 basis points year over year, and non-GAAP adjusted Services operating profit margin was 1.1 percent, down 370 basis points year over year. These margins were also impacted by increased costs associated with certain existing contracts.

Technology:
Technology revenue in the fourth quarter was $135.4 million, down 11.0 percent year over year (or 9.1 percent in constant currency) driven by the ClearPath Forward renewal schedule, which was expected to be lighter than in the prior-year period. Technology gross profit margin for the fourth quarter expanded 560 basis points year over year to 75.5 percent. Technology operating profit margin was up 120 basis points year over year to 58.6 percent. The improvements to Technology margins were driven in part by a higher mix of software revenue in the quarter.

Key Fourth-Quarter Contract Signings:
In the fourth quarter, the company entered into several key contracts in each of its sectors including the following:
•U.S. Federal: Unisys was selected by the Office of the Comptroller of the Currency (OCC), an independent bureau of the U.S. Department of the Treasury, to provide secure cloud services for the agency’s employees under a blanket purchasing agreement worth up to $69 million. Under the agreement, Unisys will implement and validate identity and access management and cloud access broker services so the OCC can securely operate critical applications in the cloud.

•Public: A U.S. state government awarded Unisys a contract for Stealth™ software and comprehensive security services. Following the consolidation of 50 of the state’s data centers, Unisys is helping the state to implement uniform security across its newly integrated data center and is using microsegmentation to segregate agency servers and applications co-located on a single physical network.
•Commercial: MASkargo, the cargo division of Malaysia Airlines, will further enhance the digital transformation of its business using two secure cloud-based Unisys Digistics™ digital logistics solutions to make the airline’s cargo services available to a wider global freight market and provide customers with industry-leading visibility across the shipment lifecycle.
•Financial Services: Unisys renewed its agreement with a major Brazilian bank to provide application services support for the bank’s contract management services, which support 70 percent of the total mortgage market in Brazil.

Representative 2018 and 2019 Awards and Accolades:
•Gartner: Unisys is a Leader in the Magic Quadrant for Managed Workplace Services, North America (ranked highest of all firms profiled for “ability to execute”)
•ISG: Unisys is a Leader in Managed Digital Workplace Services (Global, USA, and UK evaluations)
•NelsonHall Research: Unisys is a Leader in Cloud Advisory, Assessment and Migration Services
•HfS Research: Unisys is a Leader in the Blueprint for ServiceNow Services
•HfS Research: Unisys is a Top 10 provider of Infrastructure and Enterprise Cloud Services
•Awarded “Best Supply Chain Architecture” for one of the modules within Digistics cargo logistics solution and “Best Software Architecture in IT Products” for AirCore®, the company’s advanced passenger services solution, at the ICMG Global Enterprise Architecture Excellence Awards

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period including option years (U.S. Federal contracts only) and without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Annual Contract Value – ACV represents the revenue expected to be recognized during the first twelve months following the signing of a contract in the period.

(3) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(4) Services Backlog – Services Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(5) Non-GAAP adjusted revenue – In 2018, the company’s non-GAAP results reflect adjustments to exclude certain revenue. This includes revenue from software license extensions and renewals which were contracted for in 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million is January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. However, in its 2018 quarterly disclosures, the company is required to report what its financial statements would have been if it had not adopted ASC 606. The $53 million is included in those adjustments. There are additional adjustments being made, but they do not represent previously recorded revenue. Those adjustments represent other differences between ASC 605 and ASC 606, principally extended payment term software licenses and short-term software licenses both of which are recorded at the inception of the license term under ASC 606 but were required to be recognized ratably over the software license term under ASC 605. Additionally, the company’s non-GAAP results include adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(6) Non-GAAP operating profit - The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2018, the company included the non-GAAP adjustments discussed in (5) herein.

(7) Non-GAAP adjusted Services gross profit – During 2018, the company included the adjustments discussed in (5) herein.

(8) Non-GAAP adjusted Services operating profit – During 2018, the company included the adjustments discussed in (5) herein.

(9) Non-GAAP adjusted Technology gross margin – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(10) Non-GAAP adjusted Technology operating margin – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(11) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2018, the company included the adjustments discussed in (5) herein.

(12) Non-GAAP diluted earnings per share - The company has recorded post-retirement expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2018, the company included the adjustments discussed in (5) herein.

(13) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(14) Adjusted free cash flow - Because inclusion of the company’s post-retirement contributions and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most digitally demanding businesses and governments on Earth. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our ability to maintain our installed base and sell new solutions in our technology business; the potential adverse effects of aggressive competition in the information services and technology marketplace; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; cybersecurity breaches could result in significant costs and could harm our business and reputation; the potential adverse effects of a U.S. Federal government shutdown; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our ability to access financing markets; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the business and financial risk in implementing future acquisitions or dispositions; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plan; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-K and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0212/9645

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017		2018	2017
Revenue
Services	$625.5	$592.6		$2,386.3	$2,328.2
Technology	135.4	152.2		438.7	413.6
	760.9	744.8		2,825.0	2,741.8
Costs and expenses
Cost of revenue:
Services	550.5	514.1	*	2,010.5	2,033.8	*
Technology	32.0	43.9	*	128.2	160.3	*
	582.5	558.0	*	2,138.7	2,194.1	*
Selling, general and administrative	95.8	97.7	*	370.3	411.9	*
Research and development	10.1	7.4	*	31.9	38.7	*
	688.4	663.1	*	2,540.9	2,644.7	*
Operating profit	72.5	81.7	*	284.1	97.1	*
Interest expense	15.8	16.4		64.0	52.8
Other income (expense), net	(18.6)	(37.9)	*	(76.9)	(116.4)	*
Income (loss) before income taxes	38.1	27.4		143.2	(72.1)
Provision (benefit) for income taxes	13.9	(27.1)		64.3	(5.5)
Consolidated net income (loss)	24.2	54.5		78.9	(66.6)
Net income (loss) attributable to noncontrolling interests	(0.8)	4.0		3.4	(1.3)
Net income (loss) attributable to Unisys Corporation	$25.0	$50.5		$75.5	$(65.3)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$0.49	$1.00		$1.48	$(1.30)
Diluted	$0.41	$0.76		$1.30	$(1.30)
Shares used in the per share computations (in thousands):
Basic	51,028	50,475		50,946	50,409
Diluted	73,626	72,596		73,355	50,409

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total		Eliminations	Services	Technology
Three Months Ended December 31, 2018
Customer revenue	$760.9		$—	$625.5	$135.4
Intersegment	—		(6.4)	—	6.4
Total revenue	$760.9		$(6.4)	$625.5	$141.8
Gross profit percent	23.4%			15.0%	75.5%
Operating profit percent	9.5%			2.1%	58.6%
Three Months Ended December 31, 2017
Customer revenue	$744.8		$—	$592.6	$152.2
Intersegment	—		(10.8)	—	10.8
Total revenue	$744.8		$(10.8)	$592.6	$163.0
Gross profit percent	25.1%	*		18.1%	69.9%
Operating profit percent	11.0%	*		4.8%	57.4%

	Total		Eliminations	Services	Technology
Year Ended December 31, 2018
Customer revenue	$2,825.0		$—	$2,386.3	$438.7
Intersegment	—		(24.7)	—	24.7
Total revenue	$2,825.0		$(24.7)	$2,386.3	$463.4
Gross profit percent	24.3%			16.0%	69.4%
Operating profit percent	10.1%			2.8%	51.3%
Year Ended December 31, 2017
Customer revenue	$2,741.8		$—	$2,328.2	$413.6
Intersegment	—		(25.9)	—	25.9
Total revenue	$2,741.8		$(25.9)	$2,328.2	$439.5
Gross profit percent	20.0%	*		16.8%	59.4%
Operating profit percent	3.5%	*		2.8%	38.8%

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$605.0	$733.9
Accounts receivable, net	509.2	503.3
Contract assets	29.7	—
Inventories:
Parts and finished equipment	14.0	13.6
Work in process and materials	13.3	12.5
Prepaid expenses and other current assets	130.2	126.2
Total	1,301.4	1,389.5
Properties	800.2	898.8
Less – Accumulated depreciation and amortization	678.9	756.3
Properties, net	121.3	142.5
Outsourcing assets, net	216.4	202.3
Marketable software, net	162.1	138.3
Prepaid postretirement assets	147.6	148.3
Deferred income taxes	109.3	119.9
Goodwill	177.8	180.8
Restricted cash	19.1	30.2
Other long-term assets	202.6	190.6
Total	$2,457.6	$2,542.4
Liabilities and deficit
Current liabilities
Current maturities of long-term debt	$10.0	$10.8
Accounts payable	268.9	241.8
Deferred revenue	294.4	327.5
Other accrued liabilities	350.0	391.5
Total	923.3	971.6
Long-term debt	642.8	633.9
Long-term postretirement liabilities	1,956.5	2,004.4
Long-term deferred revenue	157.2	159.0
Other long-term liabilities	77.4	100.0
Commitments and contingencies
Total deficit	(1,299.6)	(1,326.5)
Total	$2,457.6	$2,542.4

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Consolidated net income (loss)	$78.9	$(66.6)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Foreign currency transaction losses	7.4	21.7
Non-cash interest expense	10.5	9.5
Loss on debt extinguishment	—	1.5
Employee stock compensation	13.2	11.2
Depreciation and amortization of properties	40.4	39.7
Depreciation and amortization of outsourcing assets	66.8	53.7
Amortization of marketable software	56.9	63.1
Other non-cash operating activities	(4.8)	3.2
Loss on disposal of capital assets	0.8	5.0
Gain on the sale of properties	(7.3)	—
Postretirement contributions	(138.7)	(150.6)	*
Postretirement expense	84.1	98.1	*
Decrease in deferred income taxes, net	8.2	3.4
Changes in operating assets and liabilities:
Receivables, net	(50.5)	5.9
Inventories	(5.5)	4.1
Accounts payable and other accrued liabilities	(62.2)	48.6
Other liabilities	(0.4)	42.4	*
Other assets	(23.9)	(27.5)
Net cash provided by operating activities	73.9	166.4
Cash flows from investing activities
Proceeds from investments	3,708.0	4,717.2
Purchases of investments	(3,722.0)	(4,692.4)
Investment in marketable software	(80.7)	(64.4)
Capital additions of properties	(35.6)	(25.8)
Capital additions of outsourcing assets	(73.0)	(86.3)
Net proceeds from sale of properties	19.2	—
Other	(0.9)	(0.8)
Net cash used for investing activities	(185.0)	(152.5)
Cash flows from financing activities
Payments of long-term debt	(2.3)	(107.5)
Financing fees	(0.2)	(1.1)
Proceeds from issuance of long-term debt	—	452.9
Issuance costs related to long-term debt	—	(12.1)
Other	(2.3)	(2.3)
Net cash (used for) provided by financing activities	(4.8)	329.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(24.1)	19.2
(Decrease) increase in cash, cash equivalents and restricted cash	(140.0)	363.0
Cash, cash equivalents and restricted cash, beginning of period	764.1	401.1
Cash, cash equivalents and restricted cash, end of period	$624.1	$764.1

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended			Year Ended
		December 31,			December 31,
		2018	2017		2018	2017
GAAP net income (loss) attributable to Unisys Corporation common shareholders		$25.0	$50.5		$75.5	$(65.3)

Topic 606 adjustment:	pretax	—	—		(53.0)	—
	tax	—	—		(5.3)	—
	net of tax	—	—		(47.7)	—

Postretirement expense:	pretax	25.9	23.6	*	84.1	98.1	*
	tax	(1.1)	0.6		(0.3)	2.3
	net of tax	24.8	24.2	*	83.8	100.4	*

Cost reduction and other expense:	pretax	16.5	49.4		10.3	149.9
	tax	1.8	2.0		1.6	12.2
	net of tax	14.7	47.4		8.7	137.7
	minority interest	2.0	—		3.5	(11.1)
	net of minority interest	16.7	47.4		12.2	126.6

Non-GAAP net income attributable to Unisys Corporation common shareholders		66.5	122.1	*	123.8	161.7	*

Add interest expense on convertible notes		5.0	4.8		19.6	19.0

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$71.5	$126.9	*	$143.4	$180.7	*

Weighted average shares (thousands)		51,028	50,475		50,946	50,409

Plus incremental shares from assumed conversion:
	Employee stock plans	730	253		541	295
	Convertible notes	21,868	21,868		21,868	21,868

Non-GAAP adjusted weighted average shares		73,626	72,596		73,355	72,572

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share		$30.0	$55.3		$95.1	$(65.3)

Divided by adjusted weighted average shares		73,626	72,596		73,355	50,409

GAAP diluted earnings (loss) per share		$0.41	$0.76		$1.30	$(1.30)

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$71.5	$126.9	*	$143.4	$180.7	*

Divided by Non-GAAP adjusted weighted average shares		73,626	72,596		73,355	72,572

Non-GAAP diluted earnings per share		$0.97	$1.75	*	$1.95	$2.49	*

* Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017		2018	2017
Cash used for operations	$151.3	$202.7		$73.9	$166.4
Additions to marketable software	(19.0)	(17.8)		(80.7)	(64.4)
Additions to properties	(10.6)	(4.0)		(35.6)	(25.8)
Additions to outsourcing assets	(18.6)	(26.2)		(73.0)	(86.3)
Free cash flow	103.1	154.7		(115.4)	(10.1)
Postretirement funding	14.2	31.4	*	138.7	150.6	*
Cost reduction and other payments, net of reimbursements	6.5	21.3		38.7	70.3
Adjusted free cash flow	$123.8	$207.4	*	$62.0	$210.8	*

* Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017		2018	2017
Net income (loss) attributable to Unisys Corporation common shareholders	$25.0	$50.5		$75.5	$(65.3)
Net income (loss) attributable to noncontrolling interests	(0.8)	4.0		3.4	(1.3)
Interest expense, net of interest income of $2.7, $2.7, $11.7, $9.9 respectively**	13.1	13.7		52.3	42.9
Provision (benefit) for income taxes	13.9	(27.1)		64.3	(5.5)
Depreciation	27.3	24.5		107.2	93.4
Amortization	14.1	16.0		56.9	63.1
EBITDA	$92.6	$81.6		$359.6	$127.3

Topic 606 adjustment	$—	$—		$(53.0)	$—
Postretirement expense	25.9	23.6	*	84.1	98.1	*
Cost reduction and other expense***	16.5	49.1		10.3	149.6
Non-cash share based expense	3.2	2.6		13.2	11.2
Other (income) expense adjustment****	(3.7)	4.0		8.3	18.9
Adjusted EBITDA	$134.5	$160.9	*	$422.5	$405.1	*

*Certain amounts have been reclassified to conform to the current-year presentation.
**Included in other (income) expense, net on the consolidated statements of income
***Reduced for depreciation and amortization included above
****Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expense

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Year Ended
Services Segment	December 31,		December 31,
	2018	2017	2018	2017
GAAP total revenue	$625.5	$592.6	$2,386.3	$2,328.2
Restructuring reimbursement	(6.3)	—	(9.4)	—
Non-GAAP revenue	$619.2	$592.6	$2,376.9	$2,328.2

GAAP gross margin	$93.9	$107.5	$380.8	$390.3
Restructuring reimbursement	(6.3)	—	(9.4)	—
Non-GAAP gross margin	$87.6	$107.5	$371.4	$390.3

GAAP operating profit	$13.3	$28.2	$67.6	$64.8
Restructuring reimbursement	(6.3)	—	(9.4)	—
Non-GAAP operating profit	$7.0	$28.2	$58.2	$64.8

GAAP gross margin %	15.0%	18.1%	16.0%	16.8%
Non-GAAP gross margin %	14.1%	18.1%	15.6%	16.8%
GAAP operating profit %	2.1%	4.8%	2.8%	2.8%
Non-GAAP operating profit %	1.1%	4.8%	2.4%	2.8%

	Three Months Ended		Year Ended
Technology Segment	December 31,		December 31,
	2018	2017	2018	2017
GAAP total revenue	$141.8	$163.0	$463.4	$439.5
Topic 606 impact	—	—	(53.0)	—
Non-GAAP revenue	$141.8	$163.0	$410.4	$439.5

GAAP gross margin	$107.1	$113.9	$321.5	$260.9
Topic 606 impact	—	—	(53.0)	—
Non-GAAP gross margin	$107.1	$113.9	$268.5	$260.9

GAAP operating profit	$83.1	$93.6	$237.8	$170.6
Topic 606 impact	—	—	(53.0)	—
Non-GAAP operating profit	$83.1	$93.6	$184.8	$170.6

GAAP gross margin %	75.5%	69.9%	69.4%	59.4%
Non-GAAP gross margin %	75.5%	69.9%	65.4%	59.4%
GAAP operating profit %	58.6%	57.4%	51.3%	38.8%
Non-GAAP operating profit %	58.6%	57.4%	45.0%	38.8%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended			Year Ended
Total Unisys	December 31,			December 31,
	2018	2017		2018	2017
GAAP total revenue	$760.9	$744.8		$2,825.0	$2,741.8
Topic 606 impact	—	—		(53.0)	—
Restructuring reimbursement	(6.3)	—		(9.4)	—
Non-GAAP revenue	$754.6	$744.8		$2,762.6	$2,741.8

GAAP gross margin	$178.4	$186.8	*	$686.3	$547.7	*
Topic 606 impact	—	—		(53.0)	—
Restructuring reimbursement	(6.3)	—		(9.4)	—
Postretirement expense	—	0.6	*	—	3.7	*
Cost-reduction expense	22.3	29.2		18.1	100.0
Non-GAAP gross margin	$194.4	$216.6	*	$642.0	$651.4	*

GAAP operating profit	$72.5	$81.7	*	$284.1	$97.1	*
Topic 606 impact	—	—		(53.0)	—
Restructuring reimbursement	(6.3)	—		(9.4)	—
Postretirement expense	0.9	1.0	*	3.8	5.6	*
Cost-reduction expense	22.8	35.4		19.7	135.0
Non-GAAP operating profit	$89.9	$118.1	*	$245.2	$237.7	*

GAAP gross margin %	23.4%	25.1%	*	24.3%	20.0%	*
Non-GAAP gross margin %	25.8%	29.1%	*	23.2%	23.8%	*
GAAP operating profit %	9.5%	11.0%	*	10.1%	3.5%	*
Non-GAAP operating profit %	11.9%	15.9%	*	8.9%	8.7%	*

*Certain amounts have been reclassified to conform to the current-year presentation.